                                                                      EXHIBIT 11

                        INTEGRATED CIRCUIT SYSTEMS, INC.

                         Computation of Per Share Income
             ($ and shares in thousands, except for per share data)

                                                                  Three months ended
                                                              -------------------------
                                                               Sept. 27,      Sept. 28,
                                                                 1997           1996
                                                              -----------   -----------
Primary

Net income                                                    $     5,042    $      629
                                                              ===========   ===========
Common and common equivalent shares outstanding:
   Weighted average common shares outstanding                      12,294        11,318
   Assumed exercise of stock options                                1,043            28
                                                              -----------   -----------
                                                                   13,337        11,346
                                                              ===========   ===========
Earnings per common share and common equivalent
   shares                                                     $       .38    $      .06
                                                              ===========   ===========

Fully Diluted
-------------

Net income                                                    $     5,042    $      629
                                                              ===========   ===========
Common and common equivalent shares outstanding:
   Weighted average common shares outstanding                      12,294        11,318
   Assumed exercise of stock options                                1,194           174
                                                              -----------   -----------
                                                                   13,488        11,492
                                                              ===========   ===========
Earnings per common share and common equivalent
   shares                                                     $       .37    $      .05
                                                              ===========   ===========

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